Exhibit 99.1
Ovid Therapeutics Reports Business Updates and Fourth Quarter and Full Year 2024 Financial Results
•Stelios Papadopolous, Ph.D., a pioneering leader in biotech, appointed to Board of Directors; two industry veterans joined management team as Ovid prepares to take OV329 into patient trials and move its first KCC2 direct activator into the clinic
•Topline results from Phase 1 study of OV329 expected in Q3 2025, which will include biomarkers that measure clinical effect and target engagement, safety, and tolerability
•OV350, Ovid’s first program in its KCC2 direct activator library, initiated a first-in-human study in Q1 2025
•Cash, cash equivalents and marketable securities of $53.1 million as of December 31, 2024, are expected to support operations and development programs into the second half of 2026
NEW YORK, March 11, 2025 -- Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need, today reported business updates and financial results for the fourth quarter and year ended December 31, 2024.
“Ovid is at an exciting inflection point. Our pipeline programs are moving into the next stage of clinical development and I believe our team is the strongest that it has been since the founding of the Company,” said Dr. Jeremy Levin, D.Phil., MB BChir., Chairman and CEO of Ovid Therapeutics. “To support us in capturing the substantial potential therapeutic and financial value associated with OV329, our program for treatment-resistant epilepsies, and our portfolio of first-in-class KCC2 activators, Dr. Stelios Papadopoulos has joined our Board and two industry leaders, Dr. Manal Morsy and Victoria “Tori” Fort joined our management team. Stelios’s extensive industry expertise and strategic vision will be invaluable to Ovid through our next stage of growth. Manal and Tori will support our regulatory and investor strategy and engagement,” stated Levin.
Business Strategy & Updates
Ovid expects its cash runway to support operations and clinical development programs into the second half of 2026, during which time multiple pipeline and regulatory milestones are anticipated. These anticipated milestones include: results for OV329 biomarker and safety data (Q3 2025); initiation of a Phase 2a patient study for OV329 in drug resistant epilepsies (Q1 2026); results from a first-in-human safety and exploratory biomarker study with OV350, our first KCC2 direct activator (Q4 2025); and initiation of human trials for the first oral KCC2 direct activator, OV4071 (Q2 2026). In the event the Company is unable to raise capital or enter into partnerships or co-development opportunities as and when needed, it will be required to delay, reduce the scope of or prioritize various research and development activities.
The Company will continue to manage its clinical development programs, operations and cash expenditures with fiscal discipline to support the potential achievement of key value-creating clinical milestones. Given the breadth and depth of its pipeline, and the broad therapeutic opportunity it may yield, Ovid will continue to explore partnerships and co-development opportunities for select programs and regions to accelerate development and offset costs. Additional pipeline updates follow below.
Organizational Updates
Ovid has strengthened its Board of Directors and leadership team with key appointments intended to support the Company’s pipeline, business development and financial strategies. These include:
•Appointed Stelios Papadopolous, Ph.D., to serve on Board of Directors. Dr. Papadopolous is a scientist, investor and entrepreneur who has played a pivotal role in shaping the biotechnology industry for the last 30 years through bridging scientific discovery with financial strategy. His leadership, deal-making creativity, and ability to catalyze growth will be instrumental to Ovid as it seeks to capture the full potential value of its pipeline programs. Dr. Papadopoulos has served in roles including: the Vice Chairman of Cowen & Co., LLC; a leader in investment banking at PaineWebber, Chairman of PaineWebber Development Corp., a subsidiary focusing on biotechnology; and Vice President in the Equity Research Department of Drexel Burnham Lambert, covering the biotechnology industry. Dr. Papadopolous will serve on the Audit and Compensation Committees of Ovid’s Board of Directors.

•Leadership appointments. In February 2025, Manal Morsy, M.D., Ph.D., MBA and Victoria Fort joined Ovid as Chief Regulatory Officer and Head of Corporate Affairs & Corporate Strategy, respectively. Dr. Morsy brings deep expertise from successful global regulatory strategies and submissions spanning three decades, including adult and pediatric development drug candidates at J&J, Merck, PTC, and Athersys. She is a trained scientist, clinician and geneticist whose work has been published in many leading scientific and medical journals. Ms. Fort joins Ovid from Frontier Medicines, where she led corporate strategy, guided the company’s transition to a clinical-stage organization and helped secure critical financing.

Pipeline Strategy & Updates
Ovid is advancing a differentiated pipeline of potential first-in-class and best-in-class small molecule medicines that are intended to bring hyperexcited neurons back to homeostasis. The Company seeks to become a leader in neurotherapeutics by addressing intractable brain disorders with significant unmet need. This includes treating conditions and symptoms that manifest from excessive neural excitation such as seizures and psychosis.
Central to the Company’s strategy is identifying and developing differentiated mechanisms of action to interdict unaddressed biological targets in the central nervous system (CNS) that are fundamental to disease pathology. This strategy includes developing a potential best-in-class, next-generation GABA aminotransferase (GABA-AT) inhibitor; translating the direct activation of the potassium chloride co-transporter 2 (KCC2) for a broad range of neurological and psychiatric conditions; and pioneering

Rho-associated coiled-coil containing protein kinase 2 (ROCK2) inhibition for neurovascular and neuro-inflammatory conditions.
OV329
•A next-generation GABA-AT inhibitor: Ovid is developing OV329 as a next-generation GABA-AT inhibitor for the potential treatment of drug-resistant epilepsies (DREs) in adult and pediatric patients. OV329 seeks to endogenously deliver optimal levels of GABA to reduce seizures and provide a preferable safety and tolerability profile relative to the first-generation, GABA-AT inhibitor, vigabatrin. Ovid’s preclinical characterization suggests that OV329 is 100-fold more potent than vigabatrin in animals, delivers synaptic and extra-synaptic inhibition, and has a lasting pharmacodynamic effect despite rapid tissue clearance. In animal models, OV329 has been shown to have a therapeutic index and does not appear to induce sedation at therapeutic doses, whereas vigabatrin has no therapeutic window. A therapeutic dose of vigabatrin has been shown by independent researchers, and by Ovid, to preferentially accumulate in the retina.
•Human safety & tolerability: Ovid is completing a Phase 1 single- ascending dose (SAD) and multiple ascending dose (MAD) study evaluating OV329’s safety, tolerability, pharmacokinetics (PK) and biomarkers that may serve as a measure of clinical effect and target engagement. In the cohorts completed to-date, there have been no serious adverse events and no adverse events reported have been associated with OV329.
•Topline biomarker & safety data expected Q3 2025: Ovid added a higher dose cohort to its Phase 1 study, to increase dosing opportunities for future Phase 2 programs. Topline results from this cohort is expected in Q3 2025, and will include findings regarding how OV329 performed in specific parameters of transcranial magnetic stimulation (TMS) and magnetic resonance spectroscopy (MRS). Collectively, Ovid believes TMS and MRS have the potential to detect GABAergic activity, target engagement and clinical effect.
•TMS is a proven protocol for focal non-invasive electrical cortical stimulation that can safely and non-invasively measure target engagement. TMS has been previously used to correlate anti-seizure activity with vigabatrin and other anti-seizure medications (“ASMs”). Ovid is utilizing a range of TMS parameters for OV329, which can measure cortical excitation, including GABA-ergic, GABA (A) and GABA (B) receptor activity1.
•MRS technology has been utilized with other ASMs, including vigabatrin, as a way to measure GABA levels in selected regions of the brain. Utilizing MRS, Ovid will be able to evaluate and quantify the change in GABA levels in the medial parietal lobe relative to an untreated baseline.
•Ocular safety profile: To evaluate OV329’s safety compared to vigabatrin, Ovid has conducted additional animal experiments to evaluate the risk of drug accumulating in the eye and causing retinal cell dysregulation. At the 2024 American Epilepsy Society meeting in December, Ovid presented the full results from an animal study, which demonstrated that OV329 did not accumulate in animal eyes, in contrast to vigabatrin, which was found to accumulate in less than 48 hours. OV329 was present in the brain and plasma of mice, then rapidly cleared the tissue and remained undetectable in the retina, eye, and brain. In contrast, vigabatrin was demonstrated to preferentially accumulate in the eye, retina and brain, which is consistent with previously published independent research.
1 Tsuboyama M, Lee Kaye H, Rotenberg A. Biomarkers Obtained by Transcranial Magnetic Stimulation of the Motor Cortex in Epilepsy.
Front Integr Neurosci. 2019 Oct 30;13:57. doi: 10.3389/fnint.2019.00057. PMID: 31736722; PMCID: PMC6837164.

OV350 and KCC2 library
•Initiated a Phase 1, first-in-human study for a KCC2 direct activator, OV350: In Q4 2024, Ovid successfully submitted a regulatory application for a Phase 1 trial of OV350 and initiated a first-in-human study for this class of molecule in Q1 2025. OV350 is the first of multiple anticipated programs from Ovid’s library of KCC2 direct activators. The Phase 1 trial intends to evaluate the safety, tolerability and pharmacokinetic parameters of an intravenous formulation of OV350 in healthy human volunteers. It will also include an exploratory biomarker using quantitative EEG. In preclinical and animal disease models, OV350 has demonstrated antipsychotic and anticonvulsant effects, indicating that it may have broad therapeutic utility. The initial indication intended for OV350, and the oral program to follow, is psychosis associated with neuronal-synuclein diseases (NSD), including Parkinson’s disease, and Lewy body dementia (LBD). These conditions have similar underlying biology, significant unmet need and an established regulatory pathway.
•KCC2 direct activator library. Ovid has made significant progress with its KCC2 direct activator library and is progressing four programs toward clinical development, which are expected to yield successive regulatory submissions annually for the next three to four years. These programs are unique structures with discreet pharmacology and differentiated therapeutic attributes as characterized in phenotypic and disease biology models. Ovid believes these molecules may have relevance across a range of conditions that have symptoms driven by neural hyperexcitability such as seizures and psychoses. Based upon the bioavailability and potency characteristics, Ovid believes different programs in the library have amenability for oral and intramuscular or subcutaneous formulations to address clinical indications across the care continuum.
•OV4071, the first oral KCC2 direct activator: Ovid has initiated IND-enabling studies of OV4071, the first oral direct activator of the biological target, KCC2. It anticipates initiating human studies with OV4071 in Q2 2026, with both healthy volunteer and patient cohorts. This oral program behaves similarly to OV350 in phenotypic and disease model screens and is similarly intended for the potential treatment of psychoses in NSD and LBD.
OV888/GV101 & ROCK2 inhibitor programs
•OV888/GV101 Capsule for CCM: In the third quarter of 2024, Ovid and Graviton Bioscience announced the decision to pause the initiation of the Phase 2 proof-of-concept study of OV888/ GV101 capsule, following the recent completion of long-duration competitor and academic trials in CCM, and after discussions with key stakeholders. Ovid and Graviton Bioscience are evaluating clinical design learnings and regulatory feedback from recently completed competitor Phase 2 programs. Ovid and Graviton Bioscience are confident of the potential therapeutic effects of ROCK2 inhibition for CCM and will seek to optimize future development approaches with the benefit of further insights on study duration, enrichment strategies, endpoints, and time-to-event measurements.
Fourth Quarter and Annual 2024 Financial Results
•Cash, cash equivalents and marketable securities as of December 31, 2024 totaled $53.1 million.
•Revenues from royalty agreements were $566,000 for the year ended December 31, 2024, as compared to $392,000 for the same period in 2023.
•Research and development expenses were $5.9 million and $36.8 million for the three months and full year ended December 31, 2024, compared to $10.6 million and $28.6 million for the same periods in 2023. The overall increase is related to the advancement of Ovid’s clinical and preclinical pipeline programs as described above. The decrease between the three-month periods is the result of the organizational restructuring in the second quarter of 2024, which re-prioritized development programs.
•General and administrative expenses were $4.9 million and $25.7 million for the three months and full year ended December 31, 2024, as compared to $7.7 million and $31.1 million for the same periods in 2023. The decrease was driven by the previous organizational restructuring and related cost-reduction efforts.
•Total operating expenses were $10.8 million and $62.5 million for the three months and full year ended December 31, 2024, as compared to $18.3 million and $59.7 million for the same periods in 2023.
•Ovid reported a net loss of $9.3 million, or basic and diluted net loss per share attributable to common stockholders of $0.13 for the three months ended December 31, 2024, as compared to a net loss of $15.3 million, or basic and diluted net loss per share attributable to common stockholders of $0.21 for the same period in 2023. Ovid reported a net loss of $26.4 million, or basic and diluted net loss per share attributable to common stockholders of $0.37 for the year ended December 31, 2024, as compared to a net loss of $52.3 million, or basic and diluted net loss per share attributable to common stockholders of $0.73 for the same period in 2023.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need. The Company is advancing a pipeline of novel, highly specific, small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of multiple neurological and neuropsychiatric disorders. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant seizures and other undisclosed indications; OV350, and a library of compounds that directly activate the KCC2 transporter, for multiple neurological and psychiatric conditions; and OV888/GV101, a highly selective ROCK2 inhibitor for undisclosed neurovascular and neuro-inflammatory conditions. For more information about these and other Ovid research programs, please visit www.ovidrx.com.
Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation: statements regarding the expected timing of initiation, completion, and results and data of Ovid’s clinical studies; Ovid’s expectations regarding the duration of its cash runway and the expectation that it will support Ovid’s operations and development programs; Ovid’s ability to achieve expected benefits of cost-savings efforts; Ovid’s ability to secure additional sources of funding; Ovid’s potential future business development opportunities; the potential use and development of OV329, OV350 and other compounds from Ovid’s library of direct activators of KCC2, and OV888/GV101; the potential therapeutic opportunity of OV329, OV350 and other compounds from Ovid’s library of direct activators of KCC2, and OV888/GV101; Ovid’s evaluation of the results of recently completed competitor trials to OV888/GV101 for CCM; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except share and per share data)	For the Three Months Ended December 31, 2024	For the Three Months Ended December 31, 2023	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Revenue:
License and other revenue	$76	$142	$566	$392
Total revenue	76	142	566	392
Operating expenses:			—	—
Research and development	5,923	10,642	36,767	28,588
General and administrative	4,878	7,688	25,684	31,085
Total operating expenses	10,801	18,330	62,451	59,673
Loss from operations	(10,725)	(18,188)	(61,885)	(59,281)
Other income (expense), net	1,444	2,866	35,452	6,943
Loss before provision for income taxes	(9,281)	(15,322)	(26,433)	(52,339)
Provision for income taxes	—	—	—	—
Net loss	$(9,281)	$(15,322)	$(26,433)	$(52,339)
Net loss per share of Series A preferred stock, basic and diluted	$(128.44)	$(212.99)	$(366.33)	$(728.64)
Weighted-average Series A preferred stock shares outstanding, basic and diluted	1,250	1,250	1,250	1,250
Net loss per share of common stock, basic and diluted	$(0.13)	$(0.21)	$(0.37)	$(0.73)
Weighted-average common stock shares outstanding, basic and diluted	71,009,866	70,687,307	70,905,422	70,580,604

Select Condensed Consolidated Balance Sheet Data
Unaudited

(in thousands)	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$53,075	$105,834
Working capital(1)	45,418	98,125
Total assets	92,167	144,027
Total stockholders’ equity	68,226	87,797
(1)Working capital defined as current assets less current liabilities
Contacts
Investor Relations & Media
Victoria Fort
VFort@ovidrx.com